Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

VENUS CONCEPT INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid (Primary)	Equity	Common Stock	457(o)	(1)(2)	(3)	(1)
	Equity	Preferred Stock	457(o)	(1)(2)	(3)	(1)
	Debt	Debt Securities	457(o)	(1)(2)	(3)	(1)
	Other	Warrants	457(o)	(1)(2)	(3)	(1)
	Other	Units	457(o)	(1)(2)	(3)	(1)
	Unallocated (Universal Shelf)	—	457(o)	(1)(2)	(3)	$30,368,647.94(4)	0.00015310	$4,649.44
Carry Forward Securities
Carry Forward Securities (Primary)	Equity	Common Stock	415(a)(6)	(1)(2)	(3)	(1)
	Equity	Preferred Stock	415(a)(6)	(1)(2)	(3)	(1)
	Debt	Debt Securities	415(a)(6)	(1)(2)	(3)	(1)
	Other	Warrants	415(a)(6)	(1)(2)	(3)	(1)
	Other	Units	415(a)(6)	(1)(2)	(3)	(1)
	Unallocated (Universal Shelf)	—	415(a)(6)	(1)(2)	(3)	$50,155,805.21(4)		(4)	Form S-3	333-260267	October 25, 2021	$4,649.44(4)
		Total Offering Amounts				$30,368,647.94		$4,649.44
		Total Fees Previously Paid						$4,649.44
		Total Fee Offsets						N/A
		Net Fee Due						$0.00
(1)
There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of common stock, preferred stock, debt securities, and warrants to be sold by the Registrant from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $30,368,647.94. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $30,368,647.94, less the aggregate dollar amount of all securities previously issued hereunder.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)
The Registrant previously filed a registration statement on Form S-3 (File No. 333-260267), initially filed by the Registrant with the Securities and Exchange Commission on October 15, 2021 and declared effective on October 25, 2021 (the “Prior Registration Statement”), registering an aggregate of $55,047,990.59 of an indeterminate number of securities to be offered by the Registrant from time to time. The Registrant did not owe a filing fee after giving effect to a fee offset for the $55,047,990.59 of securities registered on the Prior Registration Statement. On July 12, 2022, the Registrant entered into that certain purchase agreement, dated as of July 12, 2022 (the “Purchase Agreement”) to issue (i) shares of common stock having an aggregate gross sales value of up to $11,000,000 and (ii) an additional 685,529 shares of common stock issued as commitment shares (the “Commitment Shares”) under the Purchase Agreement (the “ELOC Program”). To date, the Registrant has sold shares of common stock having an aggregate gross sales price of $3,361,474 under the ELOC Program. The value of the Commitment Shares issued under the Purchase Agreement is $332,710.56, which is estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based upon $7.28, the average of the high and low prices of the Registrant’s common stock as quoted on the Nasdaq Capital Market on July 5, 2022 (a date within five business days prior to the filing of the prospectus supplement to which the offering relates). On February 22, 2024, the Registrant sold 817,748 shares of common stock at a price of $1.465 per share for an aggregate gross sales price of $1,198,000.82. In connection therewith, $50,155,805.21 of the securities registered on the Prior Registration Statement remain unsold, leaving $4,649.44 in previously paid fees available to use in connection with carrying forward the unsold securities from the Prior Registration Statement (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Accordingly, no registration fee is due to be paid at this time for the registration of the securities offered hereby. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.